Exhibit 99.2
News Release
MEDIA CONTACT:
Mary Davis
(734) 477-1374
Borders Receives Court Approval for
Store Reduction Program
NEW YORK, Feb. 17, 2011 — Borders Group, Inc. today announced that the U.S. Bankruptcy Court for the Southern District of New York has approved its previously-disclosed strategic Store Reduction Program to facilitate its reorganization and repositioning. Borders said that it has entered into agreements with experienced liquidators to conduct an orderly wind down of the 200 underperforming stores that are part of the program. Borders expects these stores to be closed by the end of April.
In addition, Borders announced that, as part of this Program, the affected stores could begin promotional sales as soon as this coming weekend.
Borders filed to reorganize its U.S. businesses under Chapter 11 on February 16, 2011 in the U.S. Bankruptcy Court for the Southern District of New York. The case number is 11-10614(MG). The company’s international franchised operations were not part of the filing.
Additional information about the recapitalization is available at www.bordersreorganization.com or by telephone at (877) 906-7675.
About Borders Group, Inc.
Headquartered in Ann Arbor, Mich., Borders Group, Inc. is a leading specialty retailer of books as well as other educational and entertainment items. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,” “planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include but are not limited to (i) the ability of the company to continue as a going concern, (ii) the company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, (iii) the ability of the company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, (iv) the effects of the company’s bankruptcy filing on the company and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, (vi) the length of time the company will operate under the chapter 11 cases, (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, (viii) the potential adverse effects of the chapter 11 proceedings on the company’s liquidity or results of operations, (ix) the ability to execute the company’s business and restructuring plan, (x) increased legal costs related to the company’s bankruptcy filing and other litigation, (xi) the company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with its vendors, landlords and service providers and to retain key executives, managers and employees.
In the event that the risks disclosed in the company’s public filings and those discussed above cause results to differ materially from those expressed in the company’s forward-looking statements, the company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.